As filed with the Securities and Exchange Commission on  25 February 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of	36-2382580
incorporation or organization)	(I.R.S. employer identification no.)

One John Deere Place, Moline, Illinois  61265

(Address of Principal Executive Offices)

JOHN DEERE OMNIBUS EQUITY AND INCENTIVE PLAN

(Full title of the plan)

Gregory R. Noe

Deere & Company
One John Deere Place
Moline, Illinois 61265

309-765-5467

(Name and address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, an non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer X	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1 par value	13,000,000 Shares	$57.165	$743,145,000	$52,986.24

(1)	This Registration Statement (the “Registration Statement”) also covers an indeterminate additional amount of shares to be offered or sold pursuant to any antidilution provisions of the plan.

(2)

The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price were estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is based on the average of the high and low price paid per share for the Common Stock, as reported on the New York Stock Exchange on February 19, 2010.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed by Deere & Company (“Deere”) with the Commission are incorporated herein by reference:

1.	Deere’s annual report on Form 10-K for the fiscal year ended October 31, 2009;

2.	Deere’s definitive proxy statement dated January 13, 2010 filed in connection with its annual meeting held February 24, 2010;

3.

Deere’s current reports on Form 8-K dated November 25, 2009 (Item 2.02 and 8.01, and Item 9.01), December 2, 2009, (Item 5.03 and 9.01), December 2, 2009 (Item 8.01 and 9.01) and February 17, 2010 (Items 2.02 and 8.01, and Item 9.01); and

4.

The description of Deere’s common stock contained in Deere’s registration statement on Form 8-B dated July 3, 1958 as amended on Form 8 dated February 17, 1981, including any amendment or supplement updating such description.

All documents subsequently filed by Deere pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all the shares of Deere’s Common Stock offered hereby have been sold or which deregisters all the shares of Deere’s Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

The validity of the shares offered under the Registration Statement is being passed upon for Deere by James R. Jenkins, Senior Vice President and General Counsel of Deere.  Mr. Jenkins is an officer and employee of Deere and, as such, participates in various stock benefit plans of Deere. By reason of such participation, Mr. Jenkins owns and holds options to purchase, restricted stock units and shares of Common Stock of Deere.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware authorizes a corporation to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of the Certificate of Incorporation of Deere provides in effect that Deere shall provide certain indemnification to such persons.

Deere has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law.  The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by Deere in a proportion based upon the relative benefits to, and relative fault of, Deere and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of Deere against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

The directors and officers of Deere are insured, under policies of insurance maintained by Deere, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

4.1

Certificate of Incorporation of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere’s annual report on Form 10-K for the fiscal year ended October 31, 2007, Securities and Exchange Commission File Number 1-4121).

4.2	By-Laws of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere’s report on Form 8-K dated December 2, 2009).

4.3	John Deere Omnibus Equity and Incentive Plan (incorporated by reference to Appendix B to Deere’s proxy statement for the annual meeting on February 24, 2010).

5	Opinion and consent of James R. Jenkins, Senior Vice President and General Counsel of Deere.

15	Not applicable.

23.1	Consent of James R. Jenkins, Senior Vice President and General Counsel of Deere (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(a)	Rule 415 Offering.

Deere hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to an purchaser:

(i) If the registrant is relying on Rule 430B:

    (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2),(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.
(h)

Undertaking Regarding Indemnification Provisions if Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(l)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on 25 February 2010.

DEERE & COMPANY

By:	/s/ Samuel R. Allen
Samuel R. Allen
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Each person signing below hereby appoints Samuel R. Allen, James R. Jenkins, and Gregory R. Noe and each of them singly, his or her lawful attorney-in-fact with full power to execute and file all amendments to this registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature

Title

Date

/s/ Samuel R. Allen	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	) )
Samuel R. Allen		)
)
)
/s/ Crandall C. Bowles	Director	)
Crandall C. Bowles		)
)
)
/s/ Vance D. Coffman	Director	)
Vance D. Coffman		)	25 February 2010
)
)
/s/ James M. Field	Senior Vice President and Chief	)
James M. Field	Financial Officer (Principal Financial	)
	Officer and Principal Accounting Officer)	) )
)
)
/s/ Charles O. Holliday, Jr.	Director	)
Charles O. Holliday, Jr.		)

/s/ Dipak C. Jain	Director	)
Dipak C. Jain		)
)
)
/s/ Clayton M. Jones	Director	)
Clayton M. Jones		)
)
)
/s/ Joachim Milberg	Director	)
Joachim Milberg		)	25 February 2010
)
)
/s/ Richard B. Myers	Director	)
Richard B. Myers		)
)
/s/ Thomas H. Patrick	Director	)
Thomas H. Patrick		)
)
)
/s/Aulana L. Peters	Director	)
Aulana L. Peters		)
)
)
/s/ David B. Speer	Director	)
David B. Speer		)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit	Page

4.1

Certificate of Incorporation of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere’s annual report on Form 10-K for the fiscal year ended October 31, 2007, Securities and Exchange Commission File Number 1-4121).

4.2	By-Laws of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere’s report on Form 8-K dated December 2, 2009).

4.3	John Deere Omnibus Equity and Incentive Plan (incorporated by reference to Appendix B to Deere’s proxy statement for the annual meeting on February 24, 2010).

5	Opinion and consent of James R. Jenkins, Senior Vice President and General Counsel of Deere.	A-1

15	Not Applicable

23.1	Consent of James R. Jenkins, Senior Vice President and General Counsel of Deere (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.	B-1

24	Power of Attorney (included on signature page).